UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement.

On November 27, 2013, First National Community Bancorp, Inc. (OTCQB – FNCB) (the “Company”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the shareholder derivative action filed in the Court of Common Pleas in Lackawanna County, Pennsylvania (the “Court”) under the caption Gray v. DeNaples, et al., Civil Action No. 2012-CIV-3228. In addition to the Company, the parties to the Stipulation are (i) the settling plaintiffs, Lori Gray and Frank Lombardo, and (ii) the settling defendants, Louis A. DeNaples, Michael J.Cestone, Jr., Joseph Coccia, Dominick L. DeNaples, Joseph J. Gentile, John P. Moses, William P. Conaboy, Michael Conahan, Louis A. DeNaples, Jr., Michael G. Cestone, J. David Lombardi, Steven R. Tokach and Thomas J. Melone (the latter two both individually and as the special committee of the Company’s board of directors).

By entering into the Stipulation, the settling parties have resolved the derivative claims to their mutual satisfaction. The settling defendants have not admitted the validity of any claims or allegations and the settling plaintiffs have not admitted that any claims or allegations lack merit or foundation. Under the terms of the Stipulation, the parties have agreed to an aggregate payment to the Company of $5 million by, or on behalf of, the Individual Defendants (as that term is defined in the Stipulation). Furthermore, the Company has agreed to implement certain corporate governance enhancements, including (1) the addition of two independent directors to the Company’s board of directors (the “Board”), at least one of whom would serve on the Board committee tasked with risk management oversight, (2) the reconstitution of the present audit committee as the audit/risk management committee, or the creation of a separate risk management committee of the Board, whose purpose will be to identify and monitor material risks to the Company and its subsidiaries and to monitor compliance with applicable risk management policies, and (3) expansion of the responsibilities of the compensation committee of the Board enhancements to include evaluation, at least annually, of the Company’s compensation practices with respect to risk management and oversight. The Stipulation also provides for an award to plaintiffs’ counsel of attorneys’ fees and reimbursement of expenses in connection with their role in this litigation, subject to Court approval.

The Stipulation remains subject to approval by the Court after notice to the Company’s shareholders and a settlement hearing. The hearing on the terms of the proposed settlement will be held to determine whether: (1) the terms and conditions of the settlement provided for in the Stipulation are fair, reasonable and adequate and in the best interests of the Company and its shareholders, (2) the judgment, as provided for in the Stipulation, should be entered, and (3) the request of plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses should be granted.

The foregoing summary of the Stipulation is not complete and is qualified in its entirety by reference to the complete text of that document, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference.

Item 8.01.	Other Events.

The press release announcing the proposed terms of the settlement is attached as Exhibit 99.1 to this Form 8-K, which is incorporated by reference herein. The Notice of Proposed Settlement of First National Community Bancorp, Inc. Shareholder Derivative Litigation, Settlement Hearing and Right To Appear (the “Notice”) is set forth in Exhibit 99.2 to this Form 8-K. The Notice will also be posted and available on the Company’s website (www.fncb.com/investorrelations). Shareholders should read the Notice for more information.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Stipulation of Settlement dated as of November 27, 2013.

99.1	Press Release dated December 4, 2013.

99.2	Notice of Proposed Settlement of First National Community Bancorp, Inc. Shareholder Derivative Litigation, Settlement Hearing and Right To Appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA Executive Vice President and
Chief Financial Officer

Dated: December 4, 2013

EXHIBIT INDEX

Exhibit Number	Description
EX - 10.1	Stipulation of Settlement dated as of November 27, 2013.

EX - 99.1	Press Release dated December 4, 2013.

EX - 99.2	Notice of Proposed Settlement of First National Community Bancorp, Inc. Shareholder Derivative Litigation, Settlement Hearing and Right To Appear.

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